    As filed with the Securities and Exchange Commission on April 19, 2001
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ____________________

                                   FORM S-8
                             ____________________

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             ____________________

                             TECH DATA CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                             ____________________


               Florida                                 59-1578329
     (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
   of Incorporation or Organization)

                             5350 Tech Data Drive
                          Clearwater, Florida  33760
              (Address of Principal Executive Offices, Zip Code)

                             ____________________

         2000 Non-Qualified Stock Option Plan of Tech Data Corporation
              2000 Equity Incentive Plan of Tech Data Corporation
                          (Full Title of the Plan(s))

                             ____________________

                              JEFFERY P. HOWELLS
             Executive Vice President and Chief Financial Officer
                             5350 Tech Data Drive
                           Clearwater, Florida 33760
                                (727) 539-7429
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                   Please Send Copies of Communications To:

                              LINA ANGELICI, ESQ.
                          Schifino & Fleischer, P.A.
                       One Tampa City Center, Suite 2700
                             Tampa, Florida  33602
                                (813) 223-1535


                             ____________________


                                                CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                Proposed           Proposed
                                          Amount                Maximum             Maximum          Amount Of
    Title Of Securities                    To Be            Offering Price         Aggregate        Registration
     To Be Registered                 Registered (1)         per Share (2)      Offering Price (2)      Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.0015 par value       6,000,000 Shares            $30.265          $181,590,000           $45,398
===================================================================================================================

(1) The amount being registered includes an indeterminate number of shares of Common Stock which may be issuable as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in accordance with Rule 416(a) under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on April 16, 2001, namely $30.265.

================================================================================

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS


     As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the selected participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     By this reference, the following documents filed with the Commission by Tech Data Corporation (the "Company") are incorporated into and made a part of this Registration Statement:

     1. The Company's Annual Report on Form 10-K405 for the fiscal year ended January 31, 2000, as filed with the Commission on May 1, 2000.

     2. The Company's Annual Report on Form 10-K405/A for the fiscal year ended January 31, 2000, as filed with the Commission on June 1, 2000.

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2000, as filed with the Commission on June 14, 2000.

     4. The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2000, as filed with the Commission on September 14, 2000.

     5. The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2000, as filed with the Commission on December 15, 2000.

     6 The Company's Definitive Proxy Statement for the 2000 Annual Meeting of Shareholders, as filed with the Commission on May 24, 2000.

     7. The description of the Company's Common Stock as set forth on pages 15 and 16 of the Company's Prospectus dated April 23, 1986, as filed with the Commission under Rule 424(b) of the Securities Act of 1933, as amended, which was a part of the Company's Registration Statement on Form S-1 (Registration Statement No. 33-4135) and which was incorporated by reference in the Company's Registration Statement on Form 8-A as filed with the Commission under the Securities Exchange Act of 1934, as amended (File No. 0-14625).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          Not applicable.  The Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the Common Stock issuable by the Company under its 2000 Non-Qualified Stock Option Plan and its 2000 Equity Incentive Plan (collectively, the "Plans") will be passed upon for the Company by Schifino & Fleischer, P.A., Tampa, Florida. Members of such firm were not employed for such purpose on a contingent basis, nor had or are to receive a substantial interest in the Company's outstanding Common Stock.

Item 6.   Indemnification of Directors and Officers.

          The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     The Company's By-Laws include the following provisions:

                                  ARTICLE NINE
                                INDEMNIFICATION

     9.1 Under the circumstances prescribed in Section 9.3 and 9.4, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (include attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

     9.2 Under the circumstances prescribed in Section 9.3 and 9.4, the Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person if fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

     9.3 To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     9.4 Except as provided in Section 9.3 and except as may be ordered by a court, any indemnification under Sections 9.1 and 9.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 9.1 and 9.2. Such a determination shall be made (1 ) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the affirmative vote of a majority of the shares entitled to vote thereon owned by persons who were not parties to such action, suit or proceeding.

     9.5 Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon a preliminary determination following one of the procedures set forth in Section 9.4 that the Director, officer, employee or agent met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 or as authorized by the Board of Directors in the specific case and, in either event, upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section.

     9.6 The Corporation shall have the power to make any other or further indemnification of any of its Directors, officers employees, or agents, under any By-Law, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, except an indemnification against gross negligence or willful misconduct.

     9.7 The indemnification provided by this Article Nine shall continue as to a person who has ceased to be a Director, employee or agent and shall inure to the benefit of the heirs, executors or administrators of such a person.

     9.8 The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against himself and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Nine.

     9.9 If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholder or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, no later than the next annual meeting of shareholders unless such a meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver personally or send by first class mail to its shareholders of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company undertakes, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and agrees to be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

          Not applicable. There are no restricted securities being reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

Exhibit No.  Description of Exhibits
-----------  -----------------------

4.1/1/   2000 Non-Qualified Stock Option Plan.
4.2/1/   2000 Equity Incentive Plan.
4.3/2/   Articles of Incorporation of the Company, as amended to April 23, 1986.
4.4/3/ Articles of Amendment to Articles of Incorporation of the Company filed on August 27, 1987.
4.5/4/ Articles of Amendment to Articles of Incorporation of the Company filed on July 15, 1993.
4.6/5/   By-Laws of the Company, as amended to November 28, 1995.
4.7/6/ Specimen of Certificate of the registrant's Common Stock, par value $.0015 per share.
5/1/     Opinion of Schifino & Fleischer, P.A., regarding legality of the securities.
23.1/1/  Consent of Schifino & Fleischer, P.A., appears in its opinion filed as
         Exhibit 5 hereto.
23.2/1/ Consent of PricewaterhouseCoopers LLP, independent certified public accountants.
23.3/1/  Consent of KPMG Hartkoph + Rentrop Treuhand KG.
24       Powers of Attorney, included on signature pages.

-----------------------------
/1/  Filed herewith.
/2/ Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 33-4135.
/3/ Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 33-21997.
/4/ Incorporated by reference to the Exhibits included in the Company's Form 10-K for the year ended January 31, 1994, File No. 0-14625.
/5/ Incorporated by reference to the Exhibits included in the Company's Form 10-K for the year ended January 31, 1996, File No. 0-14625.
/6/ Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-8, File No. 33-41074.

Item 9.   Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on this 13day of April, 2001.

                              TECH DATA CORPORATION
                              (Registrant)


                         By:  /s/ Steven A. Raymund
                              ----------------------------
                              Steven A. Raymund
                              Chairman of the Board of Directors
                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffery P. Howells and Arthur W. Singleton, or either of them, his true and lawful attorney-in-fact and agent, with full power and in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, and to file such registration statement and all such amendments or supplements, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

  Signature                      Title                         Date
  ---------                      -----                         ----


/s/ Steven A. Raymund   Chairman of the Board of Directors  April 13, 2001
----------------------
Steven A. Raymund          Chief Executive Officer



/s/ Jeffery P. Howells  Executive Vice President            April 13, 2001
----------------------
Jeffery P. Howells         Chief Financial Officer
                           (Principal Financial Officer)

/s/ Joseph B. Trepani          Senior Vice President           April 13, 2001
-----------------------
Joseph B. Trepani              Corporate Controller
                               (Principal Accounting Officer)


/s/ Arthur W. Singleton       Corporate Vice President         April 13, 2001
-----------------------
Arthur W. Singleton           Treasurer and Secretary



/s/ Charles E. Adair               Director                    April 13, 2001
-----------------------
Charles E. Adair



/s/ Maximilian Ardelt              Director                    April 13, 2001
-----------------------
Maximilian Ardelt



/s/ James M. Cracchiolo            Director                    April 13, 2001
-----------------------
James M. Cracchiolo



/s/ Daniel M. Doyle                Director                    April 13, 2001
-----------------------
Daniel M. Doyle



/s/ Kathy Misunas                  Director                    April 13, 2001
-----------------------
Kathy Misunas



/s/ Edward C. Raymund              Director;                   April 13, 2001
-----------------------
Edward C. Raymund               Chairman Emeritus



/s/ David M. Upton                 Director                    April 13, 2001
-----------------------
David M. Upton



/s/ John Y. Williams               Director                    April 13, 2001
-----------------------
John Y. Williams

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.    Description of Exhibits
-----------    -----------------------

4.1/1/         2000 Non-Qualified Stock Option Plan.
4.2/1/         2000 Equity Incentive Plan.
4.3/2/         Articles of Incorporation of the Company, as amended to April 23,
               1986.
4.4/3/         Articles of Amendment to Articles of Incorporation of the Company
               filed on August 27, 1987.
4.5/4/         Articles of Amendment to Articles of Incorporation of the Company
               filed on July 15, 1993.
4.6/5/         By-Laws of the Company, as amended to November 28, 1995.
4.7/6/         Specimen of Certificate of the registrant's Common Stock, par value $.0015 per share.
5/1/           Opinion of Schifino & Fleischer, P.A., regarding legality of the securities.
23.1/1/        Consent of Schifino & Fleischer, P.A., appears in its opinion filed as Exhibit 5 hereto.
23.2/1/        Consent of PricewaterhouseCoopers LLP, independent certified public accountants.
23.3/1/        Consent of KPMG Hartkoph + Rentrop Treuhand KG.
24             Powers of Attorney, included on signature pages.

-----------------------------
/1/  Filed herewith.
/2/ Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 33-4135.
/3/ Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 33-21997.
/4/ Incorporated by reference to the Exhibits included in the Company's Form 10-K for the year ended January 31, 1994, File No. 0-14625.
/5/ Incorporated by reference to the Exhibits included in the Company's Form 10-K for the year ended January 31, 1996, File No. 0-14625.
/6/ Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-8, File No. 33-41074.